EXHIBIT 11.1


                        COMPUTATION OF PER SHARE EARNINGS
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
                                                         For the Twelve Weeks Ended             For the Thirty-six Weeks Ended
                                                 ----------------------------------------    ------------------------------------
                                                 September 9, 1997    September 3, 1996      September 9, 1997  September 3, 1996
                                                 ----------------------------------------    ------------------------------------

                                                 (in thousands, except per share amounts)   (in thousands, except per share amounts)
Primary:
Average weighted shares outstanding                      41,064           40,611                       40,965           38,766
Net effect of dilutive stock options-based
  on the treasury stock method using
  average market price                                      817            1,039                          774            1,202
                                                        -------          -------                      -------          -------
Total                                                    41,881           41,650                       41,739           39,967
                                                        =======          =======                      =======          =======

Net Income                                              $15,055          $15,838                      $51,805          $36,878
                                                        =======          =======                      =======          =======

Per share amount                                        $  0.36          $  0.38                      $  1.24          $  0.92
                                                        =======          =======                      =======          =======

Fully Diluted:
Average weighted shares outstanding                      41,064           40,611                       40,965           38,766
Net effect of dilutive stock options-based
  on the treasury stock method using
  period-end market price, if higher
  than average market price                                 818            1,039                          776            1,206
                                                        -------          -------                      -------          -------
Total                                                    41,882           41,650                       41,741           39,971
                                                        =======          =======                      =======          =======

Net Income                                              $15,055          $15,838                      $51,805          $36,878
                                                        =======          =======                      =======          =======

Per share amount                                        $  0.36          $  0.38                      $  1.24          $  0.92
                                                        =======          =======                      =======          =======
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